EXECUTION COPY

          LETTER AMENDMENT NO. 1

Dated as of August 26, 2019

To the banks, financial institutions

and other institutional lenders
(collectively, the “Lenders”) parties
to the Credit Agreement referred to
below and to Bank of America, N.A., as administrative agent
(the “Administrative Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of October 17, 2018 (the “Credit Agreement”) among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

It is hereby agreed by you and us as follows:

The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

(a) The definition of “Applicable Percentage” in Section 1.01 is amended by adding to the end of the embedded definition of “Debt Rating” therein the following:

provided further, that the Debt Rating of any rating agency shall be disregarded upon the request of the EWI, which request shall certify that (x) such rating was not issued pursuant to a contractual arrangement with EWI and (y) EWI did not participate or cooperate in analysis by such rating agency in relation to such Debt Rating

(b) The definition of “Credit Documents” in Section 1.01 is amended in full to read as follows:

“Credit Documents” means this Credit Agreement, the Notes, the Fee Letter, the Guaranties, each Designated Borrower Request and Assumption Agreement, the Issuer Documents, each Designated Borrower Notice, the Joinder Agreements, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Credit Agreement, the Autoborrow Agreement, any fee letter entered into in connection with the Autoborrow Agreement and the Lender Joinder Agreements.

(c) Section 1.01 is further amended by adding thereto in appropriate alphabetical order the following new definitions:

“Autoborrow Agreement” has the meaning specified in Section 2.04(a)(i)(y).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.21.

“Supported QFC” has the meaning specified in Section 11.21.

(d) Section 2.01(a)(iii) is amended in full to read as follows:

(iii) USD Swingline Loans. Unless (i) any USD Lender is a Defaulting Lender and (ii) the applicable USD Swingline Lender has not entered into arrangements satisfactory to it with the applicable Borrowers or such Defaulting Lender to eliminate such USD Swingline Lender’s exposure with respect thereto, the USD Swingline Lenders severally agree, subject to the terms of any Autoborrow Agreement, to make revolving credit loans (the “USD Swingline Loans”) to the applicable Borrowers in Dollars on any Business Day in an aggregate principal amount of up to FIFTY MILLION DOLLARS ($50,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “USD Swingline Sublimit”), provided that the Outstanding Amount of USD Swingline Loans shall not exceed the USD Swingline Sublimit;

(e) Section 2.01(a)(vi) is amended by adding to the end of the first sentence thereof the following proviso:

; provided, however, that if an Autoborrow Agreement is in effect, the applicable USD Swingline Lender may, at its discretion, provide for an alternate rate of interest on USD Swingline Loans under the Autoborrow Agreement with respect to any USD Swingline Loans for which the applicable USD Swingline Lender has not  requested that the Revolving Lenders fund Revolving Loans to refinance, or to purchase and fund risk participations in, such USD Swingline Loans pursuant to Section 2.04(c).

(f) Section 2.04(a)(i) is amended by (i) adding to the beginning of the first sentence thereof the phrase “(x) Other than a USD Swingline Borrowing made pursuant to the Autoborrow Agreement,” and (ii) by adding immediately after such subsection a new subsection (y) to read as follows:

(y) In order to facilitate the borrowing of USD Swingline Loans, the Borrowers and the USD Swingline Lenders may mutually agree to, and are hereby authorized to, enter into an Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the USD Swingline Lenders (the “Autoborrow Agreement”) providing for the automatic advance by any USD Swingline Lender of USD Swingline Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein. At any time an Autoborrow Agreement is in effect, the requirements for USD Swingline Borrowings set forth in the immediately preceding paragraph shall not apply, and all USD Swingline Borrowings shall be made in accordance with the Autoborrow Agreement; provided that any automatic advance made by Bank of America in reliance of the Autoborrow Agreement shall be deemed a USD Swingline Loan as of the time such automatic advance is made notwithstanding any provision in the Autoborrow Agreement to the contrary. For purposes of determining the Total Revolving Outstandings at any time during which an Autoborrow Agreement is in effect (other than for purposes of calculating Commitment Fees), the Outstanding Amount of all USD Swingline Loans shall be deemed to be the amount of the USD Swingline Sublimit. For purposes of any USD Swingline Borrowing pursuant to the Autoborrow Agreement, all references to Bank of America in the Autoborrow Agreement shall be deemed to be a reference to Bank of America, in its capacity as a USD Swingline Lender hereunder.

(g) Section 2.05(b) is amended in full to read as follows:

(b) USD Swingline Loans. At any time the Autoborrow Agreement is in effect, the USD Swingline Loans shall be repaid in accordance with the terms of the Autoborrow Agreement. At any time the Autoborrow Agreement is not in effect the Outstanding Amount of USD Swingline Loans shall be repaid in full on the earlier to occur of (i) the date of demand by the applicable USD Swingline Lender, and (ii) the Termination Date.

(h) Section 2.06(a)(ii) is amended by adding to the beginning of the first sentence thereof the phrase “At any time the Autoborrow Agreement is not in effect,”

(i) Section 2.08(a)(iii) is amended by deleting the parenthetical phrase “(including USD Swingline Loans)” and substituting therefor the parenthetical phrase “(including USD Swingline Loans or, if an Autoborrow Agreement is in effect, at a rate per annum provided by the applicable USD Swingline Lender)”.

(j) Section 5.02(c) is amended in full to read as follows:

(c) The Administrative Agent, L/C Issuer and/or Swingline Lenders if, in the case of the USD Swingline Lenders, no Autoborrow Agreement is then in effect, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(k) The last paragraph of Section 5.02 is amended in full to read as follows:

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to other Types of Loans, or a continuation of Fixed LIBOR Rate Loans) submitted by the Borrowers and each USD Swingline Borrowing pursuant to an Autoborrow Agreement shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

(l) Section 11.01(d) is amended in full to read as follows:

(d) (i) unless also consented to in writing by the affected Swingline Lender, no such amendment, waiver or consent shall affect the rights or duties of such Swingline Lender under this Credit Agreement and (ii) the Autoborrow Agreement and any fee letters executed in connection therewith may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(m) A new Section 11.21 is added to read as follows:

11.21 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the

Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

This Letter Amendment shall become effective as of the date first above written when, and only when the Administrative Agent shall have received counterparts of this Letter Amendment executed by the undersigned and all of the Lenders. This Letter Amendment is subject to the provisions of Section 11.01 of the Credit Agreement.

On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at a counterpart of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

This Letter Amendment may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which when so executed shall constitute an original, but all of which taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Letter  Amendment by telecopy or electronic imaging means shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

This Letter Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

Very truly yours,

EURONET WORLDWIDE, INC., as a Borrower and a Guarantor

By /s/ Rick Weller
      Name:
      Title:

Agreed as of the date first above written:

BANK OF AMERICA, N.A.,
            as Administrative Agent

By /s/ Liliana Claar
      Name: Liliana Claar
      Title: Vice President

BANK OF AMERICA, N.A.,
            as Lender

By /s/ Alok Jain
      Name: Alok Jain
      Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By /s/ Brian Buck
      Name: Brian Buck
      Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By /s/ Tim Landro
      Name: Tim Landro
      Title: Vice President

BMO HARRIS BANK, N.A.

By /s/ Andrew Berryman
      Name: Andrew Berryman
      Title: Vice President

BANK OF MONTREAL,

By /s/ Andrew Berryman
      Name: Andrew Berryman
      Title: Vice President

BBVA USA, an Alabama banking corporation f/k/a Compass Bank

By /s/ Michael Wendling
      Name: Michael Wendling
      Title: Senior Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By /s/ Gordon Yip
      Name: Gordon Yip
      Title: Director

By /s/ Michael Madnick
      Name: Michael Madnick
      Title: Managing Director

FIFTH THIRD BANK

By /s/ Michael Cortese
      Name: Michael Cortese
      Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By /s/ Geoff Smith
      Name: Geoff Smith
      Title: Senior Vice President

LLOYDS BANK CORPORATE MARKETS PLC

By /s/ Kamala Basdeo
      Name: Kamala Basdeo
      Title: Assistant Vice President

By /s/ Dennis McClellan

      Name: Dennis McClellan
      Title: Vice President

REGIONS BANK

By /s/ James L. McGovern
      Name: James L. McGovern
      Title: Managing Director

BARCLAYS BANK PLC

By /s/ Nathalie Majlis                     Executed in New York
      Name: Nathalie Majlis
      Title: Director

KBC BANK N.V., NEW YORK BRANCH

By /s/ Jana Sevcikova
      Name: Jana Sevcikova
      Title: Director

By /s/ Francis X. Payne
      Name: Francis X. Payne
      Title: Managing Director

ROYAL BANK OF CANADA

By /s/ Theodore Brown
      Name: Theodore Brown
      Title: Authorized Signatory

BOKF, NA

By /s/ Ryan Humphrey
      Name: Ryan Humphrey
      Title: VP

CITIZENS BANK & TRUST

By /s/ Janelle Aubrecht
      Name: Janelle Aubrecht
      Title: Vice President